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                                                                      ITEM 10.7


                               EXCHANGE AGREEMENT


         Exchange Agreement dated as of November 16, 1995, between Harvard Scientific Corp., a Nevada corporation with its principal address at 1601 East Flamingo, Suite 18, Las Vegas, Nevada 89119 ("Harvard") and Bio-Sphere Technology, Inc., a Nevada corporation with its principal address at 4446 Los Reyes Court, Las Vegas, Nevada 89121 ("Bio-Sphere").

                              W I T N E S S E T H

         WHEREAS, Harvard and Bio-Sphere have entered into an agreement effective January 1994 (the "Existing Agreement") whereby Bio-Sphere transferred to Harvard certain intellectual property rights and the U.S. development , manufacturing and marketing rights to the Liposomal PaGE-1 formula for treatment of erectile dysfunction (the "Product") in exchange for 714,000 shares of common stock of Harvard (the "Harvard Stock"); and

         WHEREAS, the parties hereto desire to modify the terms of the Existing Agreement to expand the rights given to Harvard thereunder to the Product, including to give Harvard full international rights to the Product and the benefit of existing distribution agreement covering Western Europe and Korea, respectively, which have been entered into with unrelated third parties, and the parties have agreed to take certain other action relating to their relationship, all in exchange for the additional issuance by Harvard to Bio-Sphere of an aggregate of 6,138,500 shares of Harvard Stock, thereby resulting in Bio-Sphere's ownership on the effective date thereof of 80% of the issued and outstanding shares of Harvard Stock, all upon the terms and conditions herein contained.


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         NOW, THEREFORE, the parties hereto agree as follows:

        1. The Existing Agreement relating to the Product is hereby modified in the following respects:

                  (a) Article II is hereby modified to provide that Harvard shall issue to Bio-Sphere, on or promptly following the date hereof, an aggregate of 6,138,500 shares of Harvard Stock. In addition to the 714,000 shares previously issued to Bio-Sphere. Harvard represents that Bio-Sphere's total ownership will then be 6,852,500 shares, or approximately 80% of the 8,565,625 shares of Harvard Stock to be issued and outstanding (after giving effect to the issuance of such shares to Bio-Sphere) and after giving effect to all outstanding option conversation rights and other rights to acquire shares of Harvard Stock.

                   (b)
                            Bio-Sphere acknowledges that the shares of Harvard Stock to be issued it have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold or transferred by Bio-Sphere accept in accordance with the provisions of the Act.

                    (c) The parties agree that the value of the additional technology and rights conveyed hereunder by Bio-Sphere (together with the other undertakings made by Bio-Sphere) is equal to the fair market value of the 6,138,500 shares of Harvard Stock being issued to Bio-Sphere hereunder.

                    (d)
                            Bio-Sphere hereby transfer, assigns and conveys to Harvard, and Harvard accepts such assignment and agrees to be bound by, all rights and responsibilities of Bio-Sphere under those certain licensing agreements

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                            dated November 3, 1995 with Pharma Maehle and dated
                            January 9, 1995 between Bio-Sphere (as the
                            Manufacturer) and Sae Han Pharmaceutical Company Ltd., copies of which agreements being annexed hereto and made a part hereof.


         2. Bio-Sphere agrees to assist Harvard in raising additional working capital for commercial exploitation and further development of the Product and marketing and sales thereof, subject to market conditions. Bio-Sphere shall also undertake, until such capital is raised, to advance up to $150,000 to Harvard on an interest-free basis for use by Harvard as for additional working capital.

         3. Harvard agrees with Bio-Sphere to use its best efforts to actively and diligently further develop, including obtaining regulatory clearance for, and promotion of, the commercial sale of the Product in the U.S. and elsewhere.

         4. Except as modified hereby, the Existing Agreement between the parties shall remain in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Existing Agreement, the provisions of this Agreement shall govern.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first set forth above.

                                           HARVARD SCIENTIFIC CORP.



                                           By: /s/ REX A. MORDEN
                                               ---------------------------------
                                               Director, Rex A. Morden
                                               November 16, 1995



                                            BIO-SPHERE TECHNOLOGY, INC.



                                            By: /s/ DON STEFFENS
                                               ---------------------------------
                                               Vice President, NOVEMBER 16, 1995